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                                                                       EXHIBIT 1

CUSIP No. 030371108               SCHEDULE 13D

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                               ORIGINAL STATEMENT


Item 1. Security and Issuer.

        This statement relates to the common stock, $.10 par value per share (the "Common Stock"), of American Vanguard Corporation, a Delaware corporation (the "Company"), whose principal executive offices are located at 4100 East Washington Boulevard, Los Angeles, California 91504.

Item 2. Identity and Background.

        Two persons are jointly filing this statement: Herbert A. Kraft and Glenn A. Wintemute (sometimes referred to herein as the "Reporting Persons"). Certain information with respect to each of them follows:

1. (a) Herbert A. Kraft.

   (b) The business address of Mr. Kraft is 4100 East Washington Boulevard, Los Angeles, California 90023.

   (c) The present principal occupation of Mr. Kraft is that of Chairman of the Board and President of the Company. Mr. Kraft is also a director and 7.0% stockholder of the Company.

   (d) During the last five years and prior thereto, Mr. Kraft has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

   (e) During the last five years and prior thereto, Mr. Kraft has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction which resulted in his becoming subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

   (f) Mr. Kraft is a citizen of the United States of America.

2. (a) Glenn A. Wintemute.

   (b) The business address of Mr. Wintemute is 4100 East Washington Boulevard, Los Angeles, California 90023.

   (c) The present principal occupation of Mr. Wintemute is that of President of Amvac Chemical Corporation, a wholly-owned subsidiary of the Company. Mr. Wintemute is also a director, vice president and 18.1% stockholder of the Company.


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CUSIP No. 030371108               SCHEDULE 13D

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   (d) During the last five years and prior thereto, Mr. Wintemute has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

   (e) During the last five years and prior thereto, Mr. Wintemute has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction which resulted in his becoming subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

   (f) Mr. Wintemute is a citizen of the United States of America.

Item 3. Source and Amount of Funds or Other Consideration.

        The securities giving rise to the filing of this Schedule 13D were previously acquired or received by the Reporting Persons from time to time for investment purposes. Both of the Reporting Persons acquired their respective shares of Common Stock of the Company in connection with stock reorganization transactions in which formerly unaffiliated companies became subsidiaries of the Company. Mr. Kraft received his shares in connection with the January 1969 reorganization whereby Captive Air and Manufacturers Mirror & Glass Co., Inc., became wholly-owned subsidiaries of the Company. Mr. Wintemute received his shares in connection with the October 1971 reorganization whereby AMVAC Chemical Corporation (formerly Duram Chemical Corporation) became a wholly-owned subsidiary of the Company. Both Messrs. Kraft and Wintemute had previously acquired their shares of the formerly unaffiliated companies for cash. Neither of the Reporting Persons has previously filed either a Schedule 13D or a
Schedule 13G.

        With respect to the potential acquisitions described in Item 4, Messrs. Kraft and Wintemute intend to use personal funds. Although no final decision has been made as to the method of obtaining such funds, it is anticipated that Messrs. Kraft and Wintemute will borrow the necessary funds from a commercial bank.

Item 4. Purpose of Transaction.

        At the time of the acquisition of shares of the Common Stock by the Reporting Persons there were no plans or proposals by or between the Reporting Persons which would relate to or result in matters described in clauses (b) through (j) of Item 4 of Schedule 13D.

        The Reporting Persons are both directors and executive officers of the Company. At present, Messrs. Kraft and Wintemute beneficially own 7.0% and 18.1% of the shares of Common Stock outstanding. They have decided to attempt to acquire sufficient additional shares so that they will each individually own the same number of shares and collectively they will own more than 50% of the issued and outstanding shares of the Common Stock of the Company. Initially they intend, to the extent permitted by law, to approach a small number of major holders of shares and effect private purchases. They are also considering a public tender to all existing stockholders of the Company. There are no other plans or proposals described in the instructions to Item 4 by or between the Reporting Persons. If successful in acquiring more than 50% of the issued and outstanding securities, the Reporting Persons do not intend to materially change the Company's management, present capitalization or dividend policy, the charter documents or the Company's business or corporate structure.


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CUSIP No. 030371108               SCHEDULE 13D

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Item 5. Interest of Securities of the Issuer.

        The following information is furnished with respect to the Common Stock of the Company beneficially owned by each of the Reporting Persons:

                                          Percentage of
                       Total Number        Outstanding       Number of       Number of       Number of        Number of
                        of Shares            Shares         Shares Sole    Shares Shared    Shares Sole     Shares Shared
                       Beneficially       Beneficially       Power to        Power to        Power of         Power of
Name                      Owned              Owned             Vote            Vote         Disposition      Disposition
----                   ------------       -------------     -----------    -------------    -----------      -----------
Herbert A. Kraft         121,909(1)            7.0%           121,909           -0-           121,909            -0-
Glenn A. Wintemute       316,521(2)           18.1%           316,521           -0-           316,521            -0-
                         -------              ----            -------           ---           -------            ---
   Totals                438,430              25.1%           438,430           -0-           438,430            -0-
                         =======              ====            =======           ===           =======            ===

        With the exception of the transaction referred to in Footnote (2) to the foregoing table, neither of the Reporting Persons has effected a trade in the Company's Common Stock within the sixty days prior to October 28, 1983.


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(1) On September 28, 1979, Herbert A. Kraft acquired four separate options to purchase 79,879 shares currently held by four persons. The 79,879 shares subject to these options are not included in the 121,909 shares shown above as owned by Mr. Kraft. The right to exercise this option is dependent upon the prior disposition of shares of the Company by certain other shareholders or upon a public trading price exceeding $2.40 per share of Common Stock for a stated period of time. At November 1, 1983, the quoted public trading price of a share of Common Stock was $.50; however, there has been no trading in such shares for over three years.

(2) Does not include 62,545 shares to be returned to Mr. Wintemute in cancellation of a promissory note previously given to Mr. Wintemute by the stockholder as consideration for such shares.


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CUSIP No. 030371108               SCHEDULE 13D

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Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to the Securities of the Issuer.

        Messrs. Kraft and Wintemute have agreed to share all expenses associated with acquiring shares of Common Stock of the Company. There are no other contracts, arrangements, understandings or relationships (legal or otherwise) between the Reporting Persons or between such persons and any other person with respect to any securities of the Company.

Item 7. Material to Be Filed as Exhibits.

        Inapplicable.

                                   SIGNATURES

        After reasonable inquiry and to the best knowledge and belief of each of the undersigned, the undersigned each certify that the information set forth in this statement with respect to such signatory is true, complete and correct.

             Name                                     Date of Execution
             ----                                     -----------------

  /s/  HERBERT A. KRAFT                               November 4, 1983
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       Herbert A. Kraft



  /s/  GLENN A. WINTEMUTE                             November 4, 1983
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       Glenn A. Wintemute


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